Exhibit 10.1

SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT

This Second Amendment and Consent to Credit Agreement, is dated the 6th day of November, 2014 (this "Amendment"), by and among Calgon Carbon Corporation, a Delaware corporation ("Calgon Carbon"), each of the Guarantors (as defined herein), each of the Lenders (as defined herein) and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (PNC, in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, Calgon Carbon, the other Borrowers from time to time party thereto (together with Calgon Carbon, collectively the "Borrowers" and each a "Borrower"), the Guarantors from time to time party thereto (the "Guarantors"), PNC and various other financial institutions party thereto (PNC and such other financial institutions are each, a "Lender" and collectively, the "Lenders") and the Administrative Agent, entered into that certain Credit Agreement, dated as of November 6, 2013, as amended by that certain Letter Agreement, dated as of February 10, 2014 (the "First Amendment") (as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"); and

WHEREAS, the Loan Parties desire to amend certain provisions of the Credit Agreement and the Administrative Agent and the Lenders desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

Immaterial Subsidiary shall mean each Domestic Subsidiary that has been designated by the Borrowing Agent in writing to the Administrative Agent as an "Immaterial Subsidiary" for purposes of this Agreement, provided that (a) at no time shall the total assets of any Immaterial Subsidiary at the last day of the most recently ended fiscal quarter equal or exceed $6,000,000, and (b) if the total assets of any Domestic Subsidiary designated by the Borrowing Agent as an "Immaterial Subsidiary" shall at any time exceed the limit set forth in clause (a) above, then such Domestic Subsidiary shall be automatically deemed to be a Material Subsidiary unless and until it meets the requirements of clause (a) above and the Borrowing Agent redesignates the Domestic Subsidiary as an Immaterial Subsidiary in writing to the Administrative Agent.

Material Subsidiary shall mean (A) each Domestic Subsidiary that has not been designated in writing by the Borrowing Agent to the Administrative Agent as an "Immaterial Subsidiary", and (B) each Domestic Subsidiary that has been designated by the Borrowing Agent as an "Immaterial Subsidiary" in a manner that does not comply with, the definition of Immaterial Subsidiary.

3. Clause (ii)(G) of Section 8.2.6 [Liquidations, Mergers, Etc.] is hereby amended and restated in its entirety as follows:

"(G) in each case in which the Target becomes a new Subsidiary, the Loan Parties shall immediately cause such new Subsidiary to join this Agreement as a Loan Party pursuant to Section 11.15 [Joinder]; provided, however, if such Subsidiary is a Foreign Subsidiary or an Immaterial Subsidiary, such Foreign Subsidiary or Immaterial Subsidiary, as the case may be, shall not be required to join this Agreement as a Guarantor; and"

4. Section 8.2.9 [Subsidiaries and Partnerships] of the Credit Agreement is hereby amended and restated in its entirety as follows:

"8.2.9           Subsidiaries and Partnerships.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries, except (a) any Domestic Subsidiary that has joined this Agreement as a Borrower or Guarantor on the Closing Date, (b) any Material Subsidiary incorporated or otherwise formed after the Closing Date so long as such Material Subsidiary joins this Agreement as a Loan Party pursuant to Section 11.15 [Joinder], (c) any Immaterial Subsidiary, (d) any Foreign Subsidiary existing as of the Closing Date in compliance with this Agreement (including, without limitation, Section 8.2.4 [Loans and Investments] and Section 8.2.6 [Liquidations, Mergers, Etc.] hereof), and (e) any Foreign Subsidiary created, acquired or otherwise formed after the Closing Date in compliance with this Agreement (including, without limitation, Section 8.2.4 [Loans and Investments] and Section 8.2.6 [Liquidations, Mergers, Etc.] hereof)."

5. Section 10.10 [Authorization to Release Guarantors] of the Credit Agreement is hereby amended and restated in its entirety as follows:

"10.10           Authorization to Release Guarantors.  The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if (a) the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Disposition of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]; or (b) such Guarantor shall cease to be a Material Subsidiary (as certified in writing by the Borrowing Agent), and the Borrowing Agent notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty Agreement and provides the Administrative Agent such certifications or documents with respect thereto as reasonably requested by the Administrative Agent.”

6. The Administrative Agent and the Lenders also agree and acknowledge that, as of the date hereof, BSC Columbus, LLC, CCC Columbus, LLC and Calgon Carbon Holdings, LLC qualify as Immaterial Subsidiaries under the Credit Agreement (as amended by this Amendment).  Accordingly, the Administrative Agent and the Lenders hereby agree to release BSC Columbus, LLC, CCC Columbus, LLC and Calgon Carbon Holdings, LLC, from their respective obligations under the Credit Agreement, the Guaranty Agreement and the other Loan Documents.

7. The Borrowing Agent has exercised its first request under Section 2.11 [Extension of Expiration Date]  of the Credit Agreement to extend the Expiration Date for one additional year.  The Administrative Agent and the Lenders hereby agree to such extension so that the new Expiration Date shall mean, with respect to the Revolving Credit Commitments, November 6, 2019 (subject to any additional extensions that may be consummated pursuant to Section 2.11).

8. The provisions of Sections 2 through 7 of this Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent:

(a)	this Amendment, duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent;

(b)
a certificate of an Authorized Officer of each Loan Party in form and substance reasonably satisfactory to the Administrative Agent, as to the matters set forth in Section 2.11(vi) of the Credit Agreement and any additional matters reasonably requested by the Administrative Agent;

(c)	payment of all fees and expenses owed to the Administrative Agent and its counsel in connection with this Amendment; and

(d)	such other documents as may be reasonably requested by the Administrative Agent.

9. The Loan Parties hereby reconfirm and reaffirm that all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein), before and after giving effect to this Amendment, as though made on and as of the date hereof, except for those made specifically as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such date or time.

10. The Loan Parties represent and warrant that no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof.

11. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

12. The agreements and consents contained in this Amendment are limited to the specific agreements and consents contained herein.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  This Amendment amends the Credit Agreement and is not a novation thereof.

13. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

14. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.  The Loan Parties hereby consent to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and of the United States District Court for the Western District of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWER:

WITNESS:	Calgon Carbon Corporation,
a Delaware corporation

/s/ Jamie Kunchick	By:	/s/ Richard D. Rose
	Name:	Richard D. Rose
	Title:	Senior Vice President

GUARANTORS:

WITNESS:	Calgon Carbon Investments, Inc.,
a Delaware corporation

/s/ Jamie Kunchick	By:	/s/ Richard D. Rose
	Name:	Richard D. Rose
	Title:	Vice President

WITNESS:	BSC Columbus, LLC,
a Delaware limited liability company

/s/ Jamie Kunchick	By:	/s/ Richard D. Rose
	Name:	Richard D. Rose
	Title:	Manager

WITNESS:	CCC Columbus, LLC,
a Delaware limited liability company

/s/ Jamie Kunchick	By:	/s/ Richard D. Rose
	Name:	Richard D. Rose
	Title:	Manager

WITNESS:	Calgon Carbon Holdings, LLC,
a Delaware limited liability company

/s/ Jamie Kunchick	By:	/s/ Richard D. Rose
	Name:	Richard D. Rose
	Title:	Manager

WITNESS:	Hyde Marine, Inc.,
an Ohio corporation

/s/ Jamie Kunchick	By:	/s/ Richard D. Rose
	Name:	Richard D. Rose
	Time:	Vice President

WITNESS:	Star Unconventional Energy, LLC,
a Pennsylvania limited liability company

/s/ Jamie Kunchick	By:	/s/ Cynthia Cerchie Ligo
	Name:	Cynthia Cerchie Ligo
	Time:	Manager

ADMINISTRATIVE AGENT AND
LENDERS:

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Tracy J. DeCock
Name:	Tracy J. DeCock
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:	/s/ Joseph F. King
Name:	Joseph F. King
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ John K. Perez
Name:	John K. Perez
Title:	Senior Vice President

BANK OF AMERICA, N.A,
as a Lender

By:	/s/ Richard R. Powell
Name:	Richard R. Powell
Title:	Vice President

FIRST COMMONWEALTH BANK,
as a Lender

By:	/s/ Brian J. Sohocki
Name:	Brian J. Sohocki
Title:	Senior Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA,

By:	/s/ Jason Falce
Name:	Jason Falce
Title:	Senior Vice President